Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment to this Registration Statement on Form S-1of our report dated February 27, 2008 with respect to our audit of the financial statements of Fuda Faucet Works, Inc. at December 31, 2007 and 2006 and for the two years in the period ended December 31, 2007, and to reference to our firm under the heading “Experts” in the prospectus.

April 18, 2008	By:	/s/ Bernstein & Pinchuk LLP
Bernstein & Pinchuk LLP